UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 6, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Nuclear Material Detection Technologies Inc., a subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), was acquired by Cargo Connection Logistics Holding, Inc., in a tax-free stock-for-stock exchange. Cargo Connection Logistics Holding, Inc. issued 168,539,326 shares of common stock to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Nuclear Material Detection Technologies Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Nuclear Material Detection Technologies contains an exclusive license for a nuclear material detection technology developed by researchers at the U.S. Department of Energy’s Savannah River National Laboratory. The technology is a lightweight, portable system for rapid detection of nuclear materials in sealed containers without the use of harmful x-rays. Using sensors the system may be moved between stacked shipping containers on cargo ships to detect radiation levels.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2006	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer